UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2009

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

As previously disclosed, on March 18, 2009, Chemtura Corporation and 26 U.S. affiliates filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On December 23, 2009, Chemtura Corporation entered into a Share and Asset Purchase Agreement (“SAPA”) with SK Atlas, LLC, a Delaware limited liability company and SK Capital Partners II, LP, a Delaware limited liability company (collectively “SK”).  As provided in the SAPA, Chemtura Corporation or its affiliates (collectively “Chemtura” or the “Company”) have agreed, subject to Bankruptcy Court approval as described below, to sell (i) the ownership interest in Chemtura Vinyl Additives GmbH (“Chemtura Vinyl”) and (ii) certain assets used in the manufacture and distribution of tin and mixed metal stabilizers, organic based stabilizers, epoxidized soybean oil, liquid phosphate esters, chemical foaming agents and impact modifiers, and related intermediates of each of the foregoing, as engaged in by the Company at its Taft, Louisiana facility and by Chemtura Vinyl (collectively the “PVC Additives Business”), to SK for cash consideration of $2.1 million and the assumption of certain liabilities.  As provided in the SAPA, SK has agreed to assume, among other things, certain pension obligations and environmental liabilities.  The purchase price is subject to a post-closing net working capital adjustment.  The sale of the PVC Additives Business to SK Capital is subject to usual and customary closing conditions as well as certain other closing conditions and the consent by Chemtura’s debtor-in-possession financing lenders.

On December 23, 2009, the Company filed a motion with the Bankruptcy Court (the “Sale Motion”), pursuant to Section 363 of the Bankruptcy Code, seeking, among other things, approval of an auction process (the “Auction”) that will govern the sale of the PVC Additives Business to SK or another bidder with the highest or otherwise best offer.  The relief sought in the Sale Motion with respect to the Auction is scheduled to be heard on January 14, 2010.

On December 23, 2009, the Company issued a press release announcing the sale of the PVC Additives Business to SK Capital.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the SAPA does not purport to be complete and is qualified in its entirety by reference to the SAPA which is filed as Exhibit 2.1 and incorporated into this report by reference.  The SAPA has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establish and govern the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the SAPA is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the SAPA are made as of specific dates and are qualified and limited, including information in the disclosure schedules that were provided in connection with the execution of the SAPA.  In addition, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to investors.  Representations and warranties may be used as a tool to allocate risks between the respective parties including where the parties do not have complete knowledge of all the facts.  Investors are not third-party beneficiaries under the SAPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1	Share and Asset Purchase Agreement, dated December 23, 2009, among Chemtura Corporation, SK Atlas, LLC and SK Capital Partners II, LP

99.1	Press Release issued by Chemtura, dated December 23, 2009

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

Date: December 23, 2009	By:	/s/ Billie S. Flaherty
Name: Billie S. Flaherty
Title: SVP, General Counsel & Secretary

 Exhibit Index

Exhibit Number	Exhibit Description

2.1	Share and Asset Purchase Agreement, dated December 23, 2009, among Chemtura Corporation, SK Atlas, LLC and SK Capital Partners II, LP

99.1	Press Release issued by Chemtura, dated December 23, 2009